UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 29549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 0f 1934

Date of report (Date of earliest event reported): March 23, 2023

YO-HEALTH, INC.

(Exact Name of the Registrant as Specified in its Charter)

Nevada	333-222631	85-3135038
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation or Organization)		Identification No.)

990 Gerry Avenue, Lido Beach, NY 11561

(Address of Principal Executive Office and Zip Code)

(516) 650-0937

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which Registered
N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of class)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2023 approved by the Board of Directors Mr. Rome Thalop was appointed as a director of the Company, effective March 23, 2023.

The Board has determined that Mr. Thalop is independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

Mr. Thalop is an entrepreneur who founded, and is the Chairman of the Board of Directors of, The Thalop Group, Inc. in April, 2018,. an Indianapolis based investment banking company specializing in real estate and wealth management with a team of over 20 experts to service its clients. Since February, 2022 Mr. Thalop has been the Managing Partner and Director of Thalop Capital Partners, Inc. Apart from his business interests Mr, Thalop has served as a Member of the Board of Directors of the Chin Community of Indiana from July, 2022 through April of 2023 and from April, 2023 to present as The President of Burmese Community of North America.

Mr. Thalop does not have a family relationship with any director or executive officer of the Company. Mr. Thalop has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YO-HEALTH, INC.

By:	/s/ Peter Thawnghmung
Name:	Peter Thawnghmung
Title:	CEO

By:	/s/ Rosemarie Moschetta
Name:	Rosemarie Moschetta
Title:	Secretary/Treasurer